Exhibit 99.1

Cree Announces Preliminary Third Quarter Fiscal 2020 Results and Provides Business Update
DURHAM, N.C. April 2, 2020 -- Cree, Inc. (Nasdaq: CREE) today announced preliminary results for its third quarter of fiscal 2020 ended March 29, 2020 and provided a business update in light of the COVID-19 pandemic, which has had a greater impact than originally anticipated when the Company provided the third quarter outlook on January 29, 2020.
Revenue for the third quarter of fiscal 2020 is expected to be approximately $216 million, compared to $274 million in the third quarter of fiscal 2019 and $240 million in the second quarter of fiscal 2020. The Company expects GAAP net loss for the third quarter of fiscal 2020 to be $63 million to $65 million, or $0.58 to $0.60 per diluted share. On a non-GAAP basis, net loss is expected to be in a range of $15 million to $17 million, or $0.14 to $0.16 per diluted share. These preliminary financial results are subject to completion of the Company’s customary quarterly closing and review procedures.
Cree CEO Gregg Lowe said, “The health and well-being of our employees, customers and partners remains our top priority during this unprecedented time. We are closely monitoring the rapidly evolving COVID-19 situation, as well as guidelines from federal, state and local officials. Our manufacturing facilities in the U.S. are operating as essential businesses in states that have issued “shelter-in-place” orders and we have instituted strict measures that balance employee safety with meeting the needs of our customers. These measures include increasing the number of employee sick days, robust screening, social distancing and cleaning protocols to ensure the safety of our employees and the protection of our customers, suppliers, and partners.”
The Company will provide a more detailed review of its business when it reports its third quarter fiscal 2020 results on April 29, 2020.
Lowe continued, “Our strong balance sheet allows us to navigate the current environment while maintaining capital expenditure plans, including the construction of our new facilities in New York and North Carolina, to support future growth. In addition, in light of the current operating environment, we'll continue to be diligent in the management of our liquidity position to meet the needs of the business. While near-term market conditions are fluid, we believe the long-term opportunities for silicon carbide remain significant and we are committed to expanding our capacity to meet the anticipated long-term demand.”

Q3 FY2020 Three months ended March 29, 2020	Preliminary Results (April 2, 2020)	Prior Outlook Guidance (as of January 29, 2020)
Revenue	$216M	$221M to $229M
Wolfspeed revenue	$114M	$116M to $120M
LED revenue	$102M	$105M to $109M
Non-GAAP net loss	$15M to $17M	$10M to $16M(1)
Non-GAAP loss per diluted share	$0.14 to $0.16	$0.09 to $0.15
(1) For a reconciliation to GAAP net loss outlook range, refer to the Company's most recent quarterly earnings release, furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K dated January 29, 2020.
About Cree, Inc.

Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's preliminary financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of preliminary non-GAAP net loss to its most directly comparable GAAP measure, preliminary GAAP net loss, attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our final results for the third quarter of fiscal 2020, our expectations about the opportunities for silicon carbide, our continued operations during the COVID-19 pandemic and our plans for capital expenditures and increased capacity. Actual results could differ materially due to a number of factors, including risks relating to the COVID-19 pandemic, including but not limited to, the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain or customer demand may be negatively impacted and the potential for costs associated with our operations during the third quarter and future quarters to be greater than we anticipate as a result of all of these factors; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; risks related to international sales and purchases, including the risk that U.S. government actions with respect to Huawei Technologies Co. and its affiliates or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; risks associated with our factory optimization plan and construction of a new fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; risks associated with integration or transition of the operations, systems and personnel of the Lighting Products business unit, each, as applicable, within the terms of the post-closing transition services agreement between IDEAL Industries, Inc. and Cree; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2019, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

Cree, Inc.
Non-GAAP Measures of Financial Performance

Reconciliation to the nearest GAAP measure of non-GAAP net loss included in this press release can be found in the table included with this press release.
Non-GAAP net loss presented in this press release is not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. This non-GAAP measure should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measure.
Cree believes that non-GAAP net loss, when shown in conjunction with the corresponding GAAP measure, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP net loss provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Factory optimization restructuring and start-up costs. In May 2019, the Company started a significant, multi-year factory optimization plan ("factory optimization plan") to be anchored by a state-of-the-art, automated 200mm silicon carbide fabrication facility. In September 2019, the Company announced the intent to build the new fabrication facility in Marcy, New York to complement the factory expansion underway at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company will incur restructuring and start-up costs associated with the movement of equipment as well as disposals on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Cree does not believe these costs are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Accretion on convertible notes. In August 2018, the Company issued $575 million in convertible notes resulting in interest accretion on the convertible notes' issue costs and discount. Management considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Net changes in fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Project, transformation, transition and transaction costs. The Company has incurred professional services fees and other costs associated with acquisitions and divestitures, as well as for internal transformation programs designed to improve its operating margins and change the manner in which business is conducted. Additionally, as a result of the sale of the Lighting Products business unit, the Company is providing certain IT services under a transition services agreement which will not be reimbursed. Cree excludes the costs of these services because Cree believes they are not reflective of the ongoing operating results of Cree's business.

Income tax adjustment. This amount reconciles GAAP tax expense (benefit) to a calculated non-GAAP tax expense (benefit) utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before taxes.
Cree may incur some of these same expenses, including income taxes associated with these expenses, in future periods.

CREE, INC.
Preliminary Third Quarter Fiscal 2020 Results
Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	March 29, 2020
Preliminary GAAP net loss range	($63) to ($65)
Adjustments:
Stock-based compensation expense	11
Amortization or impairment of acquisition-related intangibles	4
Factory optimization restructuring and start-up costs	3
Accretion on convertible notes	6
Net change in the fair value of Lextar investment	19
Project, transformation, transaction and transition costs	2
Total adjustments to GAAP net loss before provision for income taxes	45
Income tax adjustment	3
Preliminary Non-GAAP net loss range	($15) to ($17)

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.